UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On July 1, 2019, Quanterix Corporation, a Delaware corporation (the “Company”), completed the first of two closings under the Share Purchase Agreement (the “Purchase Agreement”), dated as of June 26, 2019, by and among the Company, Inro Biomedtek Aktiebolag, Norsun konsult AB and Management och Skog i Umeå AB (collectively, the “Shareholders”), the shareholders of UmanDiagnostics AB, a Swedish company located in Umea, Sweden (“Uman”), and Niklas Norgren, as the Shareholders’ representative. As previously disclosed, pursuant to the terms of the Purchase Agreement, the Company agreed to purchase from the Shareholders all of the issued and outstanding shares of capital stock of Uman (the “Transaction”) for an aggregate purchase price of $22.5 million, comprised of (i) $16.0 million in cash plus (ii) 191,154 shares of the Company’s common stock (representing $6.5 million based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the ten (10) trading days prior to June 26, 2019). The Purchase Agreement also provides for $2.25 million of the purchase price to be placed in escrow to satisfy potential indemnification obligations to the Company. At the first closing on July 1, 2019, with respect to 95% of the outstanding shares of capital stock of Uman, the Company paid to the Shareholders $12.95 million of cash and issued 181,595 shares of the Company’s common stock. The second closing under the Purchase Agreement, with respect to the remaining 5% of the outstanding shares of capital stock of Uman, is expected to occur on or about August 2, 2019.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019 and incorporated herein by reference.

Item 3.02.                            Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company issued unregistered shares of the Company’s common stock to the Shareholders. The number of shares issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

The shares issued by the Company to the Shareholders in the Transaction were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Uman required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)          Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Amol Chaubal
Amol Chaubal
Chief Financial Officer

Date: July 2, 2019